MOTOR VEHICLE REMARKETING AGREEMENT

THIS MOTOR VEHICLE REMARKETING AGREEMENT (the "Agreement") is entered into as of December 15, 1999 by and among

         AutoTradeCenter.com Inc., an Arizona corporation, whose address is 8135 East Butherus Drive, Scottsdale, Arizona, 85260 (hereinafter "ATC"); and

         American Honda Finance Corporation, a California corporation, whose address is 700 Van Ness Avenue, Torrance, California 90501 (hereinafter "AHFC").

WHEREAS, AHFC provides financing for lease transactions involving motor vehicles bearing the Honda and Acura brand names and leased by consumers through authorized Honda and Acura automobile dealers (hereinafter, such motor vehicles are called the "Honda Vehicles"); and

WHEREAS, AHFC desires to obtain certain remarketing services and desires to obtain assistance in administering programs involving the sale of the Honda Vehicles; and

WHEREAS, AHFC desires to execute those remarketing services through use of electronic commerce technologies via Internet applications; and

WHEREAS, ATC is a corporation capable of providing technologies, architecture and support of certain Internet applications to AHFC, and providing remarketing services, administrative and marketing support to AHFC; and

WHEREAS, AHFC desires to retain the services, experience and assistance of ATC, and ATC desires to assist AHFC under the following terms and conditions;

NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. AHFC hereby engages ATC to assist AHFC in the sale and promotion of certain Honda Vehicles under the terms and conditions of this Agreement, and ATC hereby agrees to accept such engagement with AHFC for and in consideration of the compensation hereinafter to be paid by AHFC to ATC. AHFC agrees to use the current website developed by ATC for AHFC (the "ATC/Honda website"), as reflected in the document entitled "Honda Website Overview" prepared by ATC and provided to AHFC (a copy of which is attached to this Agreement as Exhibit A), as its primary method of remarketing of Honda Vehicles. The parties mutually agree to proceed with the enrollment of the authorized Honda and Acura automobile dealers as participants in the ATC/Honda website as soon as practicable after the execution of this Agreement with the intention that all such dealers will be enrolled within six months. Enrollment means that the dealer has received a user name and password for



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         the ATC/Honda  website (herein called an "Enrolled  Dealer").  AHFC and
         ATC will mutually agree on a domain name for the ATC/Honda website which will include the name "Honda" and AHFC will own the rights to the domain name for the ATC/Honda website but ATC will be exclusive web master for the site during the term of this Agreement.

     2. The term of this Agreement shall commence effective as of the 1st day of February 2000 and shall be for a period of twenty-four (24) months; provided that AHFC may, at its option, terminate the term of this Agreement upon sixty (60) days prior to written notice to ATC and, if AHFC gives such termination notice on or prior to July 31, 2000, AHFC shall pay the sum of $ * to ATC as a termination fee upon termination of the term of this Agreement. The foregoing termination fee represents reimbursement to ATC for a portion of the up-front costs incurred by ATC in connection with the ATC/Honda website as summarized on Exhibit C attached hereto. In addition, in the event that, after the parties mutually agree that the ATC/Honda website is fully operational, the ATC/Honda website is not operational for any reason other than acts of God continuously during any consecutive twenty-four hour period (a "24 Hour Penalty Period") that does not include any time within any other 24 Hour Penalty Period, ATC agrees to pay AHFC the sum of $250 per 24 Hour Penalty Period. The parties hereto may elect to renew this Agreement on such terms and conditions as may be mutually agreed upon. All renewals must be agreed upon in writing and signed by all parties hereto.

     3. The services to be provided by ATC, at ATC's expense, are the following:

         a. ATC shall during the term of this Agreement focus its efforts on the creation, architecture, and utility of the ATC/Honda website, providing Internet access to any and all departments of AHFC, the Honda/Acura dealer body, and additional companies providing support to AHFC in the sale of Honda Vehicles. AHFC has reviewed and accepted the ATC/Honda website proposed by ATC as currently contained in the ATC/Honda website. Any significant modification or enhancement to the ATC/Honda website requested by AHFC will be undertaken by ATC and AHFC will pay or reimburse ATC for its out of pocket development costs; provided that ATC will provide an estimate of the cost of any such significant modification or enhancement and AHFC must approve such cost estimate prior to undertaking the modification or enhancement and ATC will promptly inform AHFC if it determines that the original cost will be exceeded by more than 120% based on the progress of the modification or enhancement and, in such event, will not incur any additional expense unless authorized by AHFC. ATC will, at its expense (i) complete the design and implementation of the ATC/Honda website as contemplated by Exhibit A, including programming for the transfer of data on a daily basis, and (ii) perform routine and customary maintenance on the ATC/Honda website.


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*  Confidential information omitted and filed separately with the Securities and
   Exchange Commission.

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         b.   ATC shall make available to all parties  deemed  necessary by AHFC twenty  four  hour,  password  protected  access to the  ATC/Honda
              website,   affording  all  parties   deemed   necessary  by  AHFC,
              continuous communication, access to data, viewing of all Honda Vehicles intended for sale, rendering AHFC capable of selling certain Honda Vehicles to it's dealer body.

         c. ATC shall be responsible to assure that the ATC/Honda website accurately displays the vehicle information as provided by AHFC or Intermodal Transport Services, such as matching AHFC lease account numbers and the vehicle identification number or "vin", incorporation of the AHFC pricing table, assignment of user passwords online and/or direct, and other possible areas of the ATC/Honda website as AHFC deems necessary; provided that ATC is not responsible for confirming the accuracy of the information provided to it for inclusion in the ATC/Honda website from AHFC or Intermodal Transport Services.

         d. ATC shall provide to AHFC in website architecture custom website features including but not limited to home page(s), vehicle search, vehicle inventories with condition reports, digital photos, vehicle purchase, purchase confirmation, transportation, policies and procedures, community pages, calendars, administration pages, market reports, and seamless Internet links to any and all parties and/or additional websites (such as auctions, used car guide publications) deemed necessary by AHFC.

         e. ATC shall for purposes of guaranteeing funds to AHFC in the sale of Honda vehicles utilize a member of the National Auto Auction Association for such transactions for any vehicle sold by AHFC through the ATC/Honda website that is not an authorized Honda and/or Acura automobile dealer.

         f. ATC shall, for purposes of contacting prospective purchasers of Honda Vehicles, and driving those prospective purchasers to the ATC/Honda website, employ ATC to provide telemarketing, fax and e-mail campaigns, national and/or regional publication advertisements, direct mail, and representation at any and all AHFC and/or American Honda Motor Co., Inc. events, strategy sessions, dealer functions, and/or automotive industry seminars and associated functions.

         g. ATC shall coordinate its efforts regarding the ATC/Honda website, it's design, and functionality, with members of all entities referenced herein, as deemed necessary by AHFC for the purpose of continual analysis, upgrade, and further development of the AHFC premier website.

         h. ATC shall indemnify AHFC against any loss, damage or expense arising from any breach of ATC's obligations under this Agreement; provided that ATC shall have the right to defend any third party claim that is asserted against

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              which AHFC is indemnified under this subparagraph. Notwithstanding anything contained in this Agreement, the parties agree that ATC will not be in breach of its obligations because of any natural casualty, war, insurrection, civil disturbance or other causes beyond its reasonable control.

         i. ATC represents and warrants to AHFC that the ATC/Honda website as designed and implemented by ATC does not infringe upon the rights of any third party and complies with all applicable laws and regulations; provided that AHFC shall be responsible for determining the compliance of the ATC/Honda website with any laws or regulations relating to the sale of motor vehicles and ATC is not responsible for complying with any such laws or regulations.

         j. ATC represents and warrants to AHFC that is currently carries the insurance described on Exhibit B attached to this Agreement. During the term of this Agreement, ATC agrees to maintain the insurance at least comparable to the insurance described in Exhibit B.

     4. As compensation for the services to be rendered by ATC, AHFC shall pay to ATC a Fee as follows:

         For vehicles sold to the original dealer $ * per vehicle; and For vehicles sold to another dealer $ * per vehicle.

         In the event that the per vehicle sold billing as described above does not total a minimum of * per month, AHFC agrees to pay ATC * .

         This per vehicle sold billing will be presented to AHFC monthly. All payments shall be payable to ATC at 8135 E. Butherus, Suite 3, Scottsdale, AZ 85260, or at such other place or places as ATC may, by written notice, direct.

         At AHFC's sole option, dealers that are not authorized Honda and/or Acura automobile dealers may be allowed to purchase vehicles from the Internet site. The terms and conditions of such event shall be negotiated and contracted between the parties at such time as AHFC deems necessary. However, if AHFC elects to allow such purchases, the parties agree that ATC may charge a Buyer's fee to be paid by the non-Honda and/or non-Acura dealer.

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*  Confidential information omitted and filed separately with the Securities and
   Exchange Commission.

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     5.  The  failure  of a  party  hereto  to  perform  any  covenant,  term or condition of this Agreement to be kept or performed by such party shall be an Event of Default for purposes of this Agreement if the party asserting a default under this Agreement has given written notice of such default to the party claimed to be in default and such party has not cured such failure within a reasonable period of time.

     6. Upon the occurrence of an Event of Default, the aggrieved party may, at its discretion and without further notice to the other, exercise one or more of the following remedies:

              a.   Terminate this  Agreement;

              b. Proceed by appropriate court action to enforce the terms hereof, or to recover damages for the breach of any term hereof; or

              c. Exercise any other right or remedy available under applicable law.

     7. All remedies herein conferred upon either party hereto shall be cumulative and concurrent with every other right or remedy given hereunder, or ow or hereafter existing at law or in equity.

     8. This Agreement constitutes the entire agreement between the parties relating to the subject matter hereof. There are no understandings, written or oral, except as set forth herein. Any modification of this Agreement shall be in writing and signed by an authorized representative of each of the parties.

     9. Neither the failure of a party to insist upon the performance of any term or condition of this Agreement or to exercise any right or privilege conferred by this Agreement, nor the waiver by a party hereto of any such term or condition, shall be construed as thereafter again waiving any such term, condition, right or privilege.

     10. Should any part, term or provision of this Agreement be held to be illegal, or in conflict with any law of the state where made, the validity of the remaining portions or provisions shall not be affected.

     11. This Agreement shall be binding upon, and shall inure to the benefit of, the respective parties, their successors, legal representatives and assigns.

     12. This Agreement may be executed in any number of counterparts and by the
         parties  on  separate   counterparts,   all  of  which  together  shall
         constitute a single agreement.

     13. ATC acknowledges that it will, during the course of performing services pursuant to this Agreement, have access to certain confidential and highly sensitive proprietary information concerning and belonging to AHFC. ATC agrees to keep all such proprietary information belonging to or concerning AHFC in strict confidence and

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         neither use or nor  willfully  disclose  such  information  without the express written permission of AHFC.

     14. ATC and AHFC shall not, by virtue of this Agreement, be construed as joint ventures, agents, or partners of each other except as set forth in this Agreement.

     15. Any notices or other communications required or permitted hereunder shall be deemed given if personally delivered, or if sent by United States Certified mail, return receipt requested, postage prepaid, addressed to the address set forth herein. Any notice so mailed shall for all purposes deemed to have been given to and received by the party for whom intended on the date said notice was mailed.

     16. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California. The parties hereto consent to the jurisdiction of the state and federal courts located in Los Angeles County, California in the event there is a legal proceeding relating to this Agreement.

ACCORDINGLY, the parties hereto have executed this Agreement on the day and year first above written.

AUTOTRADECENTER.COM, INC.                    AMERICAN HONDA FINANCE CORP.
INC


BY:    /S/ ROGER L. BUTTERWICK               BY: /S/(unable to read signature)
   ----------------------------------------    --------------------------------
ITS:        PRESIDENT                        ITS:           PRESIDENT
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